Exhibit 99.1

The First Bancshares, Inc. Reports a 22% Increase in Quarterly Net Earnings and Declares Quarterly Dividends

HATTIESBURG, Miss.--(BUSINESS WIRE)--July 22, 2016--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) today reported net earnings available to common shareholders of $2.6 million for the second quarter of 2016, compared to net earnings available to common shareholders of $2.1 million reported for the second quarter of 2015 and $2.5 million in net earnings available to common shareholders for the first quarter of 2016. Diluted earnings for the second quarter of 2016 were $0.47 per common share, compared to $0.39 per common share reported for the second quarter of 2015 and $0.46 per common share reported for the first quarter of 2016. Second quarter 2016 net earnings did not include any non-operating income or expenses; therefore, operating earnings per share for the second quarter of 2016 were $0.47. The first quarter 2016 included a non-operating item, representing $0.03 per share in adjustments. The second quarter of 2015 net earnings did not include any non-operating income or expenses.

Significant Events during Quarter:

  Hired Market President in Madison, MS
  Hired Treasury Management Executive
  Signed purchase agreement for a branch in Baton Rouge, LA to replace facility under lease

M. Ray “Hoppy” Cole, President & Chief Executive Officer, commented, “Results for the 2nd quarter of 2016 continued our trend of strong growth in our core franchise. Substantial organic loan growth combined with an increase in mortgage income were the major drivers of a 22% increase in net income year over year. We continue to focus on improved operating results and market share growth across the Gulf South region.

During the quarter, Wilson E. “Billy” Brunt joined our team as Madison County Market President which is in the Jackson, MS metropolitan area. Billy is a seasoned and talented banker with over 15 years of in-market experience. Under his leadership, we hope to build a full service banking operation to leverage the substantial market share enjoyed by The Mortgage Connection, which we acquired last December.

J.P. Guinn joined our team as SVP of Treasury Management during the quarter. J.P. has an extensive background in Treasury Management with 26 years of banking experience and 16 years in Treasury Management. J.P. will head up our newly created Treasury Management Division to consolidate and formalize our product offerings as well as manage new product development for our client base company wide.”

Balance Sheet

Consolidated assets decreased $17.1 million or 1.4% to $1.2 billion for the quarter ended June 30, 2016. Total loans were $824.1 million at June 30, 2016 as compared to $797.8 million at March 31, 2016 representing an increase of 3.3%. Increased loan volume was spread across all real estate categories with commercial real estate experiencing the largest growth. Fundings for commercial real estate loans increased $26.6 million or 9.8% quarter over quarter with $17.9 million in owner occupied properties.

Total deposits decreased $8.7 million or .8% to $1,032.4 million for the quarter ended June 30, 2016. This decrease reflects seasonal fluctuations in our public deposit portfolio. Total deposits adjusted for seasonal public fund changes increased $20.1 million or 2.8% for quarter ended June 30, 2016.

Asset Quality

Nonperforming assets totaled $11.1 million at June 30, 2016, a decrease of $0.2 million compared to $11.3 million at March 31, 2016. The ALLL/total loans ratio was 0.88% at June 30, 2016 and 0.88% at March 31, 2016. Including valuation accounting adjustments on acquired loans, the total valuation plus ALLL was 1.06% of loans at June 30, 2016. The ratio of annualized net charge-offs (recoveries) to total loans was (0.03%) for the quarter ended June 30, 2016 compared to (0.02%) for the quarter ended March 31, 2016. As noted in our first quarter 2015 10-Q, the Company had been notified that a recovery of $941,000 was more likely than not expected during 2015. We received the first installment during the second quarter of 2015 which totaled $481,000 and the second installment during the third quarter of 2015 which totaled $241,000. The remaining balance of $219,000 is expected to be received in 2016.

Energy Loans

At June 30, 2016 the company had direct energy related loans of $19.3 million, representing 2.3% of the total loan portfolio. During the quarter, the company received pay downs of $3 million. A majority of the outstanding are secured by marine assets that operate in the Gulf of Mexico, which are under term contracts to major operators tied primarily to oil and gas production.

Second Quarter 2016 vs. Second Quarter 2015 Earnings Comparison

Second quarter 2016 net earnings available to common shareholders totaled $2.6 million compared to $2.1 million for the second quarter of 2015. Revenues from consolidated operations increased $1,956,000 in quarterly comparison. Net interest income increased $639,000 in quarterly comparison as interest income earned on a higher volume of loans attributed to this overall increase. Noninterest income increased $1,107,000 in quarterly comparison for the second quarter of 2016 as compared to the second quarter of 2015 consisting mainly of increased mortgage income of $827,000.

Second quarter 2016 noninterest expenses increased $829,000, or 10.2% as compared to second quarter 2015. The largest increase in noninterest expenses was related to salaries and benefits of $787,000 of which $391,000 can be attributed to acquisition of The Mortgage Connection, LLC in December 2015 as well as additional salaries and benefits related to the banking team in Mobile and lender in Madison along with Treasury Management personnel.

Fully taxable-equivalent (“FTE”) net interest income totaled $10.1 million and $9.5 million for the second quarter of 2016 and 2015, respectively. The FTE net interest income increased $645,000 in prior year quarterly comparison primarily due to an increase in interest earned on loans. Purchase accounting adjustments had a difference of $51,000 on net interest income for the second quarter comparisons. Second quarter 2016 net interest margin of 3.68% includes 1 bps related to purchase accounting adjustments.

Investment securities totaled $258.5 million, or 21.1% of total assets at June 30, 2016, versus $249.9 million, or 22.4% of total assets at June 30, 2015. The average volume of investment securities increased $5.8 million in prior year quarterly comparison. The average tax equivalent yield on investment securities increased 4 bps to 2.65%. The investment portfolio had a net unrealized gain of $4.5 million at June 30, 2016 as compared to $0.7 million at June 30, 2015.

The average yield on all earnings assets increased 2 basis points in prior year quarterly comparison, from 4.03% for the second quarter of 2015 to 4.05% for the second quarter of 2016. This increase was offset by an increase in average interest expense of 6 basis points from 0.39% for the second quarter of 2015 to 0.45% for the second quarter of 2016.

Second Quarter 2016 vs First Quarter 2016 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders increased $44,000 to $2.6 million.

FTE net interest income increased $187,000 to $10.1 million from $9.9 million in sequential-quarter comparison. The increase was due primarily to increased loan volume.

The average yield on all earnings assets increased 3 basis points in sequential-quarter comparison, from 4.02% for the first quarter of 2016 to 4.05% for the second quarter of 2016.

Noninterest income increased $478,000 net in sequential-quarter comparison consisting of an increase in mortgage income of $539,000 which was partially offset by the one-time gain of $260,000 related to the conversion of our debit card provider during the first quarter.

Noninterest expenses increased $526,000 in sequential-quarter comparison which includes an increase in salaries and benefits of $251,000. Of this amount, $120,000 relates to the acquisition of The Mortgage Connection, LLC that occurred in December 2015. The increase in salaries and benefits also reflect the hiring of the Market President in Madison, the treasury management executive as well as the lending team in Mobile.

Year to Date Earnings Comparison

In year-over-year comparison, net earnings available to common shareholders increased $1.1 million, or 25.7%, from $4.0 million at June 30, 2015 to $5.1 million at June 30, 2016. Net interest income increased $1.4 million in year-over-year comparison as interest income earned on a higher volume of loans attributed to this overall increase.

Noninterest income increased $1.7 million in year-over-year comparison mainly consisting of increases in mortgage income of $1.1 million.

Noninterest expenses increased $1.4 million in year-over-year comparison consisting of increases in salaries and benefits of $1.3 million relating to the acquisition of The Mortgage Connection, LLC as well as salaries and benefits related to the lender in Madison along with the executive for Treasury Management.

Dividends

The Board of Directors of The First Bancshares, Inc. announced a cash dividend was declared in the amount of $0.0375 per share to be paid on its common stock on August 25, 2016 to shareholders of record as of the close of business on August 8, 2016.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in south Mississippi, Louisiana and south Alabama. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Forward Looking Statements

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on The First Bancshares, Inc. is available in its filings with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS DATA	Quarter Ended 6/30/16	Quarter Ended 3/31/16	Quarter Ended 12/31/15	Quarter Ended 9/30/15	Quarter Ended 6/30/15
Total Interest Income	$10,871	$10,597	$10,417	$10,080	$10,022
Total Interest Expense	1,016	922	804	793	806
Net Interest Income	9,855	9,675	9,613	9,287	9,216
FTE net interest income	10,099	9,912	9,846	9,512	9,454
Provision for loan losses	204	190	10	250	-
Non-interest income	2,961	2,483	1,903	1,982	1,854
Non-interest expense	8,921	8,395	8,275	7,977	8,092
Earnings before income taxes	3,691	3,573	3,231	3,042	2,978
Income tax expense	1,042	969	873	815	793
Net earnings	2,649	2,604	2,358	2,227	2,185
Dividends and accretion on preferred stock	86	85	85	86	86
Net earnings available to common shareholders	$2,563	$2,519	$2,273	$2,141	$2,099

PER COMMON SHARE DATA
Basic earnings per share	$0.47	$0.47	$0.42	$0.40	$0.39
Diluted earnings per share	0.47	0.46	0.42	0.39	0.39
Diluted earnings per share, operating*	0.47	0.43	0.40	0.39	0.39
Quarterly dividends per share	.0375	.0375	.0375	.0375	.0375
Book value per common share at end of period	17.15	16.58	16.05	15.72	15.13
Tangible common book value at period end	14.26	13.67	13.10	13.02	12.41
Market price at end of period	17.27	15.63	18.34	17.47	16.65
Shares outstanding at period end	5,432,014	5,432,014	5,376,665	5,376,665	5,374,415
Weighted average shares outstanding:
Basic	5,432,014	5,415,339	5,376,665	5,374,790	5,366,495
Diluted	5,490,592	5,478,703	5,449,851	5,441,980	5,424,242

AVERAGE BALANCE SHEET DATA
Total assets	$1,210,707	$1,196,328	$1,131,924	$1,109,944	$1,119,648
Loans and leases	809,806	779,418	757,036	731,818	728,416
Total deposits	1,036,914	964,681	946,849	953,229	973,776
Total common equity	88,643	87,155	84,122	82,045	79,986
Total tangible common equity*	72,885	71,297	69,514	67,492	65,334
Total equity	105,766	104,278	101,245	99,168	97,109

SELECTED RATIOS
Annualized return on avg assets	.88%	.87%	.83%	.80%	.78%
Annualized return on avg assets, operating*	.85%	.78%	.76%	.78%	.75%
Annualized return on avg common equity, operating*	11.57%	10.69%	10.27%	10.44%	10.50%
Annualized return on avg tangible common equity, oper*	14.07%	13.07%	12.43%	12.69%	12.85%
Average loans to average deposits	78.10%	80.80%	79.95%	76.77%	74.80%
Taxable-equivalent net interest margin	3.68%	3.68%	3.81%	3.79%	3.71%
Efficiency Ratio	68.31%	67.73%	70.43%	69.40%	71.56%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	.88%	.88%	.87%	.90%	.88%
Nonperforming assets to tangible equity + ALLL	10.93%	11.43%	11.55%	13.28%	12.33%
Nonperforming assets to total loans + ORE	1.34%	1.40%	1.40%	1.66%	1.51%
Annualized QTD net charge-offs (recoveries) to total loans	(0.03%)	(0.02%)	(0.002%)	(0.03%)	(0.27%)
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015
Assets
Cash and cash equivalents	$54,777	$95,965	$41,259	$65,233	$62,021
Securities available-for-sale	242,855	253,126	239,732	239,631	236,476
Securities held-to-maturity	6,025	6,851	7,092	7,233	7,651
Other investments	9,578	9,570	8,135	6,249	5,787
Total investment securities	258,458	269,547	254,959	253,113	249,914
Loans held for sale	8,937	6,095	3,974	1,058	1,864
Total loans	824,083	797,764	772,515	746,588	731,037
Allowance for loan losses	(7,259)	(6,982)	(6,747)	(6,734)	(6,419)
Loans, net	816,824	790,782	765,768	739,854	724,618
Premises and equipment	33,502	33,353	33,623	33,610	33,571
Other Real Estate	4,716	4,363	3,083	4,104	4,116
Goodwill and other intangibles	15,696	15,796	15,891	14,490	14,691
Other assets	31,990	26,050	26,574	26,387	26,953
Total assets	$1,224,900	$1,241,951	$1,145,131	$1,137,849	$1,117,648

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$194,950	$194,433	$189,445	$187,542	$193,810
Interest-bearing deposits	837,413	846,672	727,250	776,298	768,289
Total deposits	1,032,363	1,041,105	916,695	963,840	962,099
Borrowings	68,000	78,976	110,321	58,986	43,991
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	3,929	4,363	4,369	3,091	2,814
Total liabilities	1,114,602	1,134,754	1,041,695	1,036,227	1,019,214
Total shareholders’ equity	110,298	107,197	103,436	101,622	98,434
Total liabilities and shareholders’ equity	$1,224,900	$1,241,951	$1,145,131	$1,137,849	$1,117,648

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Interest Income:
Loans, including fees	$9,293	$9,013	$8,874	$8,556	$8,461
Investment securities	1,531	1,532	1,472	1,438	1,474
Accretion of purchase accounting adjustments	20	22	59	73	71
Other interest income	27	30	12	13	16
Total interest income	10,871	10,597	10,417	10,080	10,022

Interest Expense:
Deposits	813	701	657	693	704
Borrowings	169	173	131	100	102
Subordinated debentures	34	48	47	47	46
Accretion of purchase accounting adjustments	-	-	(31)	(47)	(46)
Total interest expense	1,016	922	804	793	806

Net interest income	9,855	9,675	9,613	9,287	9,216
Provision for loan losses	204	190	10	250	-
Net interest income after provision for loan losses	9,651	9,485	9,603	9,037	9,216

Non-interest Income:
Service charges on deposit accounts	604	637	674	737	591
Mortgage Income	1,184	645	245	341	357
Interchange Fee Income	681	644	650	611	612
Gain (loss) on securities, net	129	-	-	-	-
Gain on sale of premises and equipment	-	-	-	-	-
BEA award, net	-	-	152	-	-
Other charges and fees	363	557	182	293	294
Total non-interest income	2,961	2,483	1,903	1,982	1,854

Non-interest expense:
Salaries and employee benefits	5,400	5,149	4,670	4,628	4,613
Occupancy expense	1,110	1,073	1,107	1,136	1,137
FDIC premiums	257	244	243	241	241
Marketing	132	72	150	64	161
Amortization of core deposit intangibles	100	94	100	100	100
Other professional services	321	231	377	318	379
Other non-interest expense	1,601	1,532	1,628	1,490	1,461
Total Non-interest expense	8,921	8,395	8,275	7,977	8,092
Earnings before income taxes	3,691	3,573	3,231	3,042	2,978
Income tax expense	1,042	969	873	815	793
Net earnings	2,649	2,604	2,358	2,227	2,185
Dividends and accretion on preferred stock	86	85	85	86	86
Net earnings available to common shareholders	$2,563	$2,519	$2,273	$2,141	$2,099

Earnings per common share, diluted	$0.47	$0.46	$0.42	$0.39	$0.39
Operating earnings per common share, diluted*	$0.47	$0.43	$0.40	$0.39	$0.39
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
COMPOSITION OF LOANS	June 30, 2016	Percent of Total	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015	Percent of Total
Commercial, financial and agricultural	$118,924	14.3%	$126,381	$129,197	$123,872	$116,352	15.9%
Real estate – construction	101,439	12.2%	100,386	99,161	85,769	93,152	12.7%
Real estate – commercial	296,676	35.6%	270,085	253,309	251,631	245,537	33.5%
Real estate – residential	282,420	33.9%	276,272	272,180	265,763	259,610	35.4%
Lease Financing Receivable	2,642	.3%	2,645	2,650	2,303	-	-
Obligations of States & subdivisions	6,965	.8%	7,034	969	969	700	.1%
Consumer	15,017	1.8%	14,961	15,049	16,281	15,686	2.1%
Loans held for sale	8,937	1.1%	6,095	3,974	1,058	1,864	0.3%
Total loans	$833,020	100%	$803,859	$776,489	$747,646	$732,901	100%

COMPOSITION OF DEPOSITS	June 30, 2016	Percent of Total	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015	Percent of Total
Noninterest bearing	$194,950	18.9%	$194,433	$189,445	$187,542	$193,810	20.2%
NOW and other	466,118	45.2%	493,319	373,687	411,893	393,596	40.9%
Money Market/Savings	174,740	16.9%	169,733	174,090	181,861	185,033	19.2%
Time Deposits of less than $100,000	72,389	7.0%	72,295	73,865	75,022	77,815	8.1%
Time Deposits of $100,000 or more	124,166	12.0%	111,325	105,608	107,522	111,845	11.6%
Total Deposits	$1,032,363	100%	$1,041,105	$916,695	$963,840	$962,099	100%

ASSET QUALITY DATA	June 30, 2016		Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015
Nonaccrual loans	$5,742		$5,851	$7,368	$7,949	$6,513
Loans past due 90 days and over	267		628	29	6	92
Total nonperforming loans	6,009		6,479	7,397	7,955	6,605
Other real estate	4,716		4,363	3,083	4,104	4,116
Nonaccrual securities	408		408	408	408	408
Total nonperforming assets	$11,133		$11,250	$10,888	$12,467	$11,129

Nonperforming assets to total assets	.91%		.91%	.95%	1.10%	1.00%
Nonperforming assets to total loans + ORE	1.34%		1.40%	1.40%	1.66%	1.51%
ALLL to nonperforming loans	120.80%		107.80%	91.21%	84.65%	97.18%
ALLL to total loans	.88%		.88%	.87%	.90%	.88%

Quarter-to-date net charge-offs (recoveries)	$(72)		$(48)	$(3)	$(65)	$(490)
Annualized QTD net chg/offs (recs) to loans	(0.03%)		(0.02%)	(0.002%)	(0.03%)	(0.27%)

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	June 30, 2016			March 31, 2016			December 31, 2015			September 30, 2015			June 30, 2015
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$186,615	$1,034	2.22%	$189,249	$1,056	2.23%	$177,964	$1,006	2.26%	$172,478	$976	2.26%	$179,580	$991	2.21%

Total investment securities	78,290	721	3.68%	76,795	693	3.61%	75,570	685	3.63%	74,807	662	3.54%	79,568	702	3.53%

Total investment securities	264,905	1,755	2.65%	266,044	1,749	2.63%	253,534	1,691	2.67%	247,285	1,638	2.65%	259,148	1,693	2.61%
Fed funds sold	9,902	27	1.09%	12,395	30	0.97%	405	1	0.99%	5,502	13	0.95%	6,702	16	0.95%

Int bearing deposits in other banks	12,522	20	0.64%	20,909	20	0.38%	21,601	25	0.46%	20,613	25	0.49%	24,089	19	0.32%
Loans	809,806	9,313	4.60%	779,418	9,035	4.64%	757,036	8,933	4.72%	731,818	8,629	4.72%	728,416	8,532	4.69%

Total Interest earning assets	1,097,135	11,115	4.05%	1,078,766	10,834	4.02%	1,032,576	10,650	4.13%	1,005,218	10,305	4.10%	1,018,355	10,260	4.03%
Other assets	113,572			117,562			99,348			104,726			101,293
Total assets	$1,210,707			$1,196,328			$1,131,924			$1,109,944			$1,119,648

Interest-bearing liabilities:
Deposits	$843,771	$813	0.39%	$777,692	$701	0.36%	$752,098	$626	0.33%	$759,939	$646	0.34%	$772,837	$658	0.34%
Repo	5,000	48	3.84%	5,000	48	3.84%	5,000	48	3.84%	5,000	48	3.84%	5,000	48	3.84%
Fed funds purchased	2,894	8	1.11%	782	2	1.02%	1,984	6	1.21%	661	2	1.21%	1,180	3	1.02%
FHLB	42,962	93	0.87%	106,352	143	0.54%	60,961	77	0.51%	37,716	50	0.53%	27,117	51	0.75%
Subordinated
debentures	10,310	54	2.10%	10,310	28	1.09%	10,310	47	1.82%	10,310	47	1.82%	10,310	46	1.78%

Total interest bearing liabilities	904,937	1,016	0.45%	900,136	922	0.41%	830,353	804	0.39%	813,626	793	0.39%	816,444	806	0.39%
Other liabilities	200,004			191,914			200,326			197,150			206,095
Shareholders' equity	105,766			104,278			101,245			99,168			97,109
Total liabilities and shareholders' equity	$1,210,707			$1,196,328			$1,131,924			$1,109,944			$1,119,648

Net interest
income (TE)		$10,099	3.60%		$9,912	3.61%		$9,846	3.74%		$9,512	3.71%		$9,454	3.64%

Net interest margin			3.68%			3.68%			3.81%			3.79%			3.71%

Core net interest margin*			3.67%			3.66%			3.77%			3.73%			3.66%

FIRST BANCSHARES, INC and SUBSIDIARIES Reconcilement of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
	Three Months Ended
Per Common Share Data	June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015
Book value per common share	$17.15	$16.58	$16.05	$15.72	$15.13
Effect of intangible assets per share	2.89	2.91	2.95	2.70	2.72
Tangible book value per common share	$14.26	$13.67	$13.10	$13.02	$12.41

Diluted earnings per share	$0.47	$0.46	$0.42	$0.39	$0.39
Effect of gain on debit card conversion, after-tax	-	(0.03)	-	-	-
Effect of gain on sale of bank premises, after-tax	-	-	-	-	-
Effect of BAE, after-tax	-	-	(0.02)	-	-
Effect of acquisition charges, after-tax	-	-	-	-	-
Diluted earnings per share, operating	$0.47	$0.43	$0.40	$0.39	$0.39

	Three Months Ended
Average Balance Sheet Data	June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015
Total average assets A	$1,210,707	$1,196,328	$1,131,924	$1,109,944	$1,119,648

Total equity	$105,766	$104,278	$101,245	$99,168	$97,109
Less preferred equity	17,123	17,123	17,123	17,123	17,123
Total common equity B	88,643	87,155	84,122	82,045	79,986
Less intangible assets	15,758	15,858	14,608	14,553	14,652
Tangible common equity C	$72,885	$71,297	$69,514	$67,492	$65,334

	Three Months Ended
Core Net Interest Margin	June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015
Net interest income (TE)	$10,099	$9,912	$9,846	$9,512	$9,454
Less purchase accounting adjustments	20	22	90	120	117
Net interest income, net of purchase accounting adj D	$10,079	$9,890	$9,756	$9,392	$9,337

Total average earning assets	$1,097,135	$1,078,766	$1,032,576	$1,005,218	$1,018,355
Add average balance of loan valuation discount	1,504	1,526	1,583	1,657	1,727
Avg earning assets, excluding loan valuation discount E	$1,098,639	$1,080,292	$1,034,159	$1,006,875	$1,020,082

Core net interest margin D/E	3.67%	3.66%	3.77%	3.73%	3.66%

	Three Months Ended
Return Ratios	June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015
Net earnings F	$2,649	$2,604	$2,358	$2,227	$2,185
Dividends and accretion on preferred stock	86	85	85	86	86
Net earnings available to common shareholders	2,563	2,519	2,273	2,141	2,099
Gain on debit card conversion, after-tax	-	(189)	-	-	-
Gain on sale of premises and equipment, after-tax	-	-	-	-	-
BAE, after-tax	-	-	(112)	-	-
Acquisition charges, after-tax	-	-	-	-	-
Net earnings available to common shareholders, oper G	$2,563	$2,330	$2,161	$2,141	$2,099

Annualized return on avg assets F/A	.88%	.87%	.83%	.80%	.78%
Annualized return on avg assets, oper G/A	.85%	.78%	.76%	.78%	.75%
Annualized return on avg common equity, oper G/B	11.57%	10.69%	10.27%	10.44%	10.50%
Annualized return on avg tangible common equity, oper G/C	14.07%	13.07%	12.43%	12.69%	12.85%

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are necessarily comparable to non-GAAP performance measures that other companies may use.

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole, 601-268-8998
Chief Executive Officer
or
Dee Dee Lowery, 601-268-8998
Chief Financial Officer